AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1999
                                                      REGISTRATION NO. 333-81109

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NETRIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                   54-1345159
(State or other Jurisdiction of          (I.R.S. Employer Identification Number)
   Incorporation or Organization)



                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                                            (703) 742-6000
          (Address and Telephone Number of Principal Executive Offices)

                                 LYNN C. CHAPMAN
                                    PRESIDENT
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                 (703) 742-6000
            (Name, Address and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                             JAY R. SCHIFFERLI, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     |_|
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     ______________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     ______________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     ______________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 16, 1999

PRELIMINARY PROSPECTUS



                               NETRIX CORPORATION



         This prospectus relates to 1,413,660 shares of common stock of Netrix Corporation that may be offered for sale by the security holders identified on page 10 of this prospectus under the caption "Selling Security Holders." We will not receive any proceeds from the sale of the common stock by the securityholders.

         Netrix Corporation's common stock is currently traded on the Nasdaq National Market under the trading symbol "NTRX." On November 12, 1999, the last sale price of the common stock on that market was $5-25/32 per share.


                                  ------------



         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.


                                  ------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.


                                                             ------------





                THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1999.

         YOU SHOULD RELY ONLY UPON THE INFORMATION IN THIS PROSPECTUS. WE HAVE NOT, AND THE SELLING SECURITY HOLDERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING SECURITY HOLDERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.



                               NETRIX CORPORATION

         Netrix Corporation is a worldwide provider of voice and data networking products. Our products are designed to deliver multi-service networks for the transport of voice and data that enable our customers to provide a wide variety of voice and data services. We combine patented, switched, compressed voice technology and advanced networking capabilities to provide networking solutions that improve network performance and deliver an array of tarrifable network services.

         Netrix was incorporated in Virginia in October 1985, and reincorporated in Delaware in March 1987. Our principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20717, and our telephone number is
(703) 742-6000.

         On September 30, 1999 we entered into an agreement to merge with OpenROUTE Networks, Inc. In the merger we will issue one share of our common stock for each share of outstanding OpenROUTE common stock, and we will be the surviving company. An overview of the merger is provided below under the caption "Proposed Merger with OpenROUTE Networks, Inc."


                                  RISK FACTORS

         This offering involves a high degree of risk. Before investing in these securities, you should consider carefully the following risk factors, in addition to the other information contained in this prospectus. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you could lose part or all of your investment.

         THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS INDICATED THAT IT BELIEVES ONE OF THE FINDERS IN OUR RECENT PRIVATE PLACEMENT MAY HAVE ACTED AS AN UNREGISTERED BROKER-DEALER IN VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

         The staff of the SEC has advised us that it believes an entity that introduced certain investors to us in our private offering of 8% Series A convertible preferred stock may have acted as an unregistered broker-dealer in violation of the Securities Exchange Act. This entity has advised us it does not agree with the staff's position. If the entity acted as an unregistered broker-dealer in violation of the Securities Exchange Act, then (1) our obligation to pay a finders fee to it would be voidable and (2) each investor introduced to us by it, and any subsequent holder of those shares, would have the right to rescind their purchase of Series A 8% convertible preferred stock. We have not taken a position with respect to the entity's compliance with the Securities Exchange Act. However if the entity has violated the Securities Exchange Act, we expect that we will seek refund of the finders fees we paid to it. In addition we are conducting a rescission offer to the nine investors introduced to us by the entity, in which we are offering to repurchase their Series A 8% convertible preferred stock at the original issue price of $1.76 million less dividends paid to date. By conducting this rescission offer now, we will preclude these investors and any future holders of these securities from seeking rescission in the future based on a claim that the entity acted as an unregistered broker-dealer. Given the current price of our common stock relative to the conversion price of the Series A 8% convertible preferred stock, we do not believe holders of Series A convertible preferred stock will exercise their rescission right, although there can be no assurance that this will be the result. If all of the investors exercised their rescission right our financial position would be adversely affected.

         WE INCURRED NET LOSSES IN EACH OF THE LAST TWO YEARS AND WE CANNOT BE CERTAIN THAT WE WILL GENERATE SUFFICIENT REVENUES TO AGAIN BECOME PROFITABLE

         For the years ended December 31, 1998 and 1997, respectively, we incurred net losses of approximately $6.3 million and $8.6 million. Through June 1999, we have incurred additional losses of approximately $3.8. If we cannot return to sustained profitability we will be forced to sell all or part of our business, liquidate or seek to reorganize. We will continue to incur significant sales and marketing, product development and general and administrative expenses and, as a result, we will need to generate higher revenues to achieve and sustain profitability on an annual basis. We expect to increase our revenues through our new line of network exchange products; however, to date, sales of network exchange products have not been sufficient to replace the decline in our mature product sales. Although revenues from network exchange products have grown in recent quarters, we cannot be certain that we will continue to achieve revenue growth or realize sufficient revenues to achieve profitability.

         WE MAY REQUIRE ADDITIONAL CAPITAL TO FULLY IMPLEMENT OUR PLAN TO RETURN TO PROFITABILITY, AND WE CANNOT BE CERTAIN THAT THE NECESSARY FUNDS WILL BE AVAILABLE

         Our ability to return to profitability is largely dependent upon our ability to introduce new products and technologies and expand our sales efforts in new geographic and product markets. These activities require substantial capital, and if we do not have access to sufficient funds, either from our own operations or through third party financing, our ability to make these necessary expenditures will be limited. As described in the preceding paragraph, there can be no assurance that we will be able to obtain these necessary funds from our own operations. If we are required to seek third party financing, we cannot assure you that we will be able to obtain financing on terms favorable to us, or at all. If we obtain additional funds by selling any of our equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities we issue may have rights, preferences or privileges senior to the common stock. If adequate funds are not available to us or available to us on satisfactory terms, we may be required to limit our product development activities or other operations, or otherwise modify our business strategy. These actions, if taken, could increase the difficulties we face in returning to sustained profitability.

         WE RELY TO A LARGE EXTENT ON INDEPENDENT DISTRIBUTION CHANNELS AND THE LOSS OF A SIGNIFICANT NUMBER OF DISTRIBUTORS COULD ADVERSELY EFFECT US

         We rely on reseller channels, including distributors and systems integrators, for a significant portion of our revenues. In particular, in foreign markets we often have one distributor designated for an entire country, and that distributor provides local support and service for our products. The loss of one or more significant resellers could adversely affect our business both in terms of:

     o    lost revenues;

     o    lost market presence; and

     o the difficulties we would encounter in servicing customers introduced to us by our resellers if we do not have other resellers in that geographic area.

         WE ARE EXPOSED TO POTENTIAL DELAYS IN PRODUCT SHIPMENTS BECAUSE WE CONTRACT OUT OUR PRODUCT MANUFACTURING AND SOME COMPONENTS FOR OUR PRODUCTS ARE AVAILABLE TO US ONLY FROM A SINGLE SUPPLIER OR A LIMITED NUMBER OF SUPPLIERS

         It is not economically feasible for us to develop our own product manufacturing capacity in the foreseeable future. We rely on others to manufacture our products and product components and this dependence exposes us to potential interruptions or delays in product delivery. An interruption could have a short term effect on our revenues and a longer term effect on our ability to market our products. Currently, we rely on a single contract manufacturer to assemble and test most of our products. Also, some of the components we use in our products are available from only one source or a limited number of suppliers. Although we have been able to obtain our products and these components to date, our inability to develop alternative sources if and as required in the future, or to obtain sufficient sole source or limited source components as required, could result in delays or reductions in product shipments.

         WE RELY ON A LIMITED NUMBER OF KEY EMPLOYEES, THE LOSS OF ANY OF WHOM COULD ADVERSELY IMPACT OUR DEVELOPMENT

         Our success depends to a significant degree upon the continued contributions of our management, marketing, engineering and technical personnel, many of whom would be difficult to replace. In addition, as we continue to develop the network exchange product line and other new products, we will need to attract and retain additional qualified personnel. There is intense competition for qualified personnel in our industry, and there can be no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Loss of the services of any of our key employees would be detrimental to our development. We do not have employment contracts with our key employees and we do not have "key man" life insurance on any of our officers or directors.

         OUR INTELLECTUAL PROPERTY RIGHTS ARE AN IMPORTANT PROTECTION FOR OUR PRODUCTS, AND WE COULD BE ADVERSELY AFFECTED IF OUR RIGHTS ARE CHALLENGED OR CIRCUMVENTED BY COMPETITORS

         Our ability to compete successfully within our industry is dependent in part upon:

          o    the patents and nondisclosure agreements that we have obtained,

          o technical measures that we take to protect confidential information and

          o trade secret, copyright and trademark laws that we rely on to establish and protect our proprietary rights.

         If any of our proprietary rights are challenged or circumvented by competitors or other companies are able to market functionally similar products, systems or processes without infringing our proprietary rights, then our results of operations and the value of our common stock could be materially and adversely affected.

         A PORTION OF OUR REVENUES ARE DERIVED FROM INTERNATIONAL SALES, WHICH ARE SUBJECT TO FOREIGN REGULATORY STANDARDS AND CURRENCY EXCHANGE RATE FLUCTUATIONS

         Our international sales accounted for 53%, 62% and 63% of our total revenues in 1998, 1997 and 1996, respectively, and we expect that international sales will continue to be a significant portion of our business. The conduct of international operations subject us to certain risks. Foreign regulatory bodies continue to establish standards different from those in the United States, and our products are designed generally to meet those standards. If we are not able to continue to design our products in compliance with such foreign standards, there could have an adverse effect on its operating results. Also, our international business may be affected by changes in demand resulting from fluctuation in currency exchange rates and tariffs and difficulties in obtaining export licenses. We do not currently, and we do not expect for the foreseeable future, that we will hedge against fluctuations in currency exchange rates.

         OUR CERTIFICATE OF INCORPORATION AND BY-LAWS CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

         Provisions of our certificate of incorporation and by-laws may have the effect of discouraging, delaying or preventing a take-over attempt that could be in the best interests of our stockholders. These include provisions that:

          o    separate our board of directors into three classes;

          o limit the ability of our stockholders to call special stockholder meetings;

          o require advance notice of nominations for directors and stockholder proposals to be considered at stockholder meetings; and

          o require a vote greater than two-thirds to remove directors from office or amend many of the provisions of our certificate of incorporation and by-laws.

         Our board of directors also has the right, without further action of the stockholders, to issue and fix the terms of preferred stock, which could have rights senior to the common stock. We are also subject to the "business combination" provisions of the Delaware General Corporate Law, which imposes procedures impeding business combinations with "interested stockholders" that are not approved of by our board of directors.

         IF WE MERGE WITH OPENROUTE, WE MAY ENCOUNTER DIFFICULTIES IN COMBINING OPERATIONS AND REALIZING SYNERGIES

         We have entered into the merger agreement with OpenROUTE with the expectation that the merger will result in certain benefits including, among others, operating efficiencies, cost savings and synergies. Achieving the benefits of the merger will depend in part upon the integration of our business with OpenROUTE's business in an efficient manner, which we believe will require considerable effort. In addition, the consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on us after the merger. We cannot assure you that we and OpenROUTE will succeed in integrating our operations in a timely manner or that the expected efficiencies, cost savings and synergies of the merger will be realized.

         FAILURE TO COMPLETE, OR DELAYS IN COMPLETING, THE MERGER COULD HURT OUR STOCK PRICE AND FUTURE OPERATIONS

         If the merger is not completed for any reason, we may be subject to a number of material risks, including the following:

          o    we may be required to pay the other a termination fee, and

          o the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed.

         In addition, in response to the announcement of the merger, our customers may delay or defer purchasing decisions. Any delay or deferral of purchasing decisions by customers could have a material adverse effect on our business, regardless of whether the merger is ultimately completed. Similarly, our current and prospective employees may experience uncertainty about their future role with us until after the merger is completed or if the merger is not completed. This may adversely affect our ability to attract and retain key management, sales, marketing and technical personnel.

         IF WE COMPLETE THE MERGER, WE WILL INCUR SIGNIFICANT MERGER-RELATED CHARGES

         We estimate that, as a result of the merger, we the will incur integration costs associated with:

          o consolidating corporate headquarters and other administrative functions;

          o terminating certain leases and severance and facility closing costs associated with consolidating certain product lines; and

          o merger-related costs such as financial advisory, legal and accounting fees and financial printing and other related charges.

         IF WE COMPLETE THE MERGER, WE MUST OBTAIN CONSENTS AND WAIVERS UNDER THE TERMS OF BOTH OUR AND OPENROUTE'S CREDIT FACILITIES

         We have a credit facility with Coast Business Credit, under which we have borrowed approximately $428,000 as of June 30, 1999. OpenROUTE has a credit facility with Silicon Valley Bank, under which OpenROUTE had no borrowings as of June 26, 1999. Under each of these credit facilities, the lender's consent is required to any change of control transaction or the borrowed amounts must be repaid. The merger will be deemed a change in control of each of us and of OpenROUTE for this purpose, and, therefore, before the merger is completed each of us will be required to obtain a waiver from our lender or prepay the outstanding amounts owed together with prepayment penalties. Neither we nor OpenROUTE can provide any assurance that our lenders will grant a waiver. If a lender does not grant a waiver and we or OpenROUTE, as the case may be, do not prepay the amount owed, then the credit facility could be accelerated and all amounts owed to the lender as of that date would be due immediately.

         AFTER THE MERGER, OUR ABILITY TO USE OUR AND OPENROUTE'S NET OPERATING LOSS CARRYFORWARDS MAY BE LIMITED

         As of December 31, 1998, we had federal income tax net operating loss carryforwards of $38.1 million which begin to expire in 2002. After the merger, our ability to use these net operating loss carryforwards to reduce our future tax payments will be limited as a result of the merger. In addition, as of December 31, 1998, OpenROUTE had federal income tax net operating loss carryforwards of approximately $33.0 million that begin to expire in 2010. A tax asset related to this loss carryforward does not appear on OpenROUTE's balance sheet because it is unclear if OpenROUTE will generate taxable income prior to the expiration of the net operating loss carryforwards. The extent to which we may use OpenROUTE's net operating loss carryforwards to reduce our future tax liability may be limited. As a result of these limitations, our future tax liability may be greater than the combined tax liabilities of us and OpenROUTE in the absence of the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act. As required by the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at regional offices of the SEC at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, we are required to file electronic versions of these documents through the SEC's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of these materials may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The common stock is quoted on the Nasdaq National Market. Information regarding the trading of our common stock on the Nasdaq National Market can be obtained from the Nasdaq National Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878 ((202) 496-2500).

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the offer and sale of the securities, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of documents filed with the registration statement as exhibits are necessarily summaries of those documents, and each of these statement is qualified by reference to the copy of the applicable document filed with the SEC. The registration statement may be inspected without charge at the public reference facilities of the SEC at the addresses contained in the preceding paragraph and copies of all or any part of the registration statement may be obtained from the SEC at prescribed rates.

         Pursuant to the rules of the SEC, we are able to "incorporate by reference" into this document the information that we have on file with the SEC. This means that we may disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. In addition, any later information we file with the SEC and incorporated by reference will update and supersede the information referred to or contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13a, 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

          o Our Annual Report on Form 10-K for the year ending December 31, 1998; and
          o Our Quarterly Reports on Form 10-Q for the quarters ending March 31, 1999, June 30, 1999, and September 30, 1999.
          o    Our Current Report on Form 8-K dated October 14, 1999.

         OpenROUTE is also subject to the informational requirements of the Securities Exchange Act. As required by the Securities Exchange Act, OpenROUTE files reports, proxy statements and other information with the SEC, which can be inspected and copied at the public reference facilities maintained by the SEC at the above addresses or accessed through the EDGAR system at the SEC's World Wide Web site, http://www.sec.gov, or obtained from the Public Reference Section of the SEC at the above address. OpenROUTE's common stock is quoted on the Nasdaq National Market, and information regarding the trading of OpenROUTE's common stock on the Nasdaq National Market can be obtained from the Nasdaq National Market at the above address and telephone number.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Some of the information set forth in this prospectus includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we may publish "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or make oral statements that constitute forward-looking statements. These forward-looking statements may relate to matters such as anticipated financial performance, future revenues or earnings, business prospectus, projected ventures, new products, anticipated market performance and similar matters. The words "budgeted," "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward looking statements. Because these statements reflect the reality of risk and uncertainty that is inherent in our business, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which are made as of the date of this prospectus.

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we caution you that a variety of factors could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to those set forth under the caption "Risk Factors" on page 2 and in our filings with the SEC.

         We undertake no obligation to release publicly any revisions to the forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect unanticipated events or developments.

                  PROPOSED MERGER WITH OPENROUTE NETWORKS, INC.

         On September 30, 1999, we entered into an agreement and plan of merger with OpenROUTE Networks, Inc. OpenROUTE is a public company whose shares are listed on the Nasdaq National Market under the symbol "OPEN." Under the terms of the merger agreement, Netrix will be the surviving company. Pursuant to the agreement, we will issue one share of our common stock in exchange for each share of outstanding OpenROUTE stock. In its last report filed with the Securities and Exchange Commission, OpenROUTE reported that it had 15,525,499 shares of common stock outstanding. Also pursuant to the merger agreement, the number of directors on our board of directors will be increased from six to nine. Of the nine directors, four will be designated by OpenROUTE., who will be OpenROUTE's chief executive officer and three independent directors. The merger agreement includes representations, warranties and covenants by each party that are customary for this type of transaction.

         We expect to complete the merger by year-end, although due to the need to obtain the approval of both our stockholders and OpenROUTE's stockholders, we cannot state the specific date on which the merger will be completed.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. If the warrants are exercised, we will receive up to $208,000, reflecting the total exercise price.

                            SELLING SECURITY HOLDERS

         This prospectus relates to the resale of 1,413,660 shares of common stock. This common stock is issuable upon the conversion of preferred stock or the exercise of warrants we have recently issued. The terms of the issuances are described in this section below under the caption "Sale of the preferred stock and warrants." The following table sets forth, to our knowledge:

          o the number of shares of common stock beneficially owned by each selling security holder;

          o the number of shares of common stock to be offered and sold by the selling security holder; and

          o the number of shares of common stock and percentage of outstanding shares of common stock to be beneficially owned by the selling security holder after the offer and sale contemplated by this prospectus, assuming that all the shares offered by the selling security holder are in fact sold.

         Unless otherwise indicated, to our knowledge, each person has sole investment and voting power, if applicable (or shares these powers with his or her spouse), with respect to the securities set forth in the following table.

         As of November 12, 1999 we had 11,976,821 shares of common stock issued and outstanding.

                                                                                            Beneficial Ownership
                                                                                           After the Offering (1)
                                                                                       --------------------------------
                                               Number of Shares         Number of
                                              Beneficially Owned        Shares to        Number of
 Name and Address                            Prior to the Offering       Be Sold          Shares         Percentage
 ----------------                            ---------------------       -------          ------         ----------

Charles Ziegler                                    45,455                 45,455            ---             ---
c/o LIT
220 Bush, Suite 580
San Francisco, CA 94104

Donald Abramson                                    67,275                 67,275             ---            ---
220 Bush Street, #545
San Francisco, CA 94104

Downco Holdings, Ltd.                              72,725                 72,725             ---            ---
c/o Robert Goodman
1013 Cove Road
Mamaroneck, NY 10543

Paul Johnson                                      18,185                  18,185              ---            ---
1112 Park Avenue
New York, NY 10128

Clifford T. Dirkes                                36,364                  36,364              ---            ---
707 Golfview Road
Morrestown, NJ 08057

SoundShore Opportunity Holding  Fund Ltd.         36,364                  36,364              ---            ---
c/o AIG
1281 East Main Street
Stamford, CT 06902

SoundShore Holdings Ltd.                          90,910                  90,910              ---            ---
c/o AIG
1281 East Main Street
Stamford, CT 06902

                                      -11-

Triton Capital Investments                        90,910                  90,910               ---           ----
One Sansome, 39th Floor
San Francisco, CA 94104

Hull Overseas, Ltd.                               90,910                  90,910               ---           ---
152 West 57th Street
New York, NY 10019

Richard A. Levy and Susan C. Levy, JTWROS        109,095                 109,095               ---           ---
1258 Linder Avenue
Highland Park, IL 60035

St. Claire International, Ltd.                     36,364                 36,364               ---           ---
c/o Hedge Funds Services (BVI) Ltd.
Box 23
Ellen L. Shelton Building
Road Town, Tortola
British Virgin Islands

Special Situations Fund III, L.P.               1,454,200(2)             109,095       1,294,205            10.7
153 East 53rd Street, 51st Floor
New York, NY 10022

Special Situations Cayman Fund, L.P.            1,454,200(2)              36,364       1,294,205            10.7
153 East 53rd Street, 51st Floor
New York, NY 10022

Special Situations Technology Fund, L.P.        1,454,200(2)              14,545       1,294,205            10.7
153 East 53rd Street, 51st Floor
New York, NY 10022

                                                  363,636                363,636               ---           ---
RKB Capital, L.P.
130 West Lake Street
Wayzata, MN 55391

                                                  109,095                109,095               ---           ---
Omicron Partners L.P.
153 East 53rd Street, 48th Floor
New York, NY 10022


                                      -12-

                                                  363,636                363,636               ---           ---
Abernathy Group
20 Exchange Place, 38th Floor
New York, NY 10005

                                                   50,000                 50,000               ---           ---
Coast Business Credit
a division of Southern Pacific Bank
1212 Wilshire Boulevard, Suite 1400
Los Angeles, California 90025

----------------------
* Less than 1 percent

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes consideration of voting or investment power with respect to the securities at issue. Information with respect to beneficial ownership is based upon information as of November 12, 1999, and assumes that there is outstanding an aggregate of 11,976,821 shares of common stock, not including treasury shares. Except as otherwise indicated in the footnotes below, and subject to community property laws where applicable, we believe, based upon information furnished by selling security holders, that the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Based on a Schedule 13G dated February 12, 1999. Special Situation Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Funds, L.P. are affiliated. Includes a total of 1,294,200 shares of common stock and 160,000 shares of common stock issuable upon conversion of the preferred stock.

SALE OF THE PREFERRED STOCK AND WARRANTS

         During the period ended June 30, 1999, we raised funds through a private offering of 298,187 shares of our Series A 8% convertible preferred stock. We did not use an underwriter in the offering, although we did compensate the persons who introduced us to investors, as described below. We sold the preferred stock at $13.75 per share, which represented five times the price of our common stock at the time we committed to undertake the offering. Each share of preferred stock is convertible into shares of our common stock at a conversion price of $2.75 per share, which represents five shares of common stock for every share of preferred stock. The conversion price of the preferred stock will be proportionally adjusted if we undertake a stock split, stock consolidation or stock dividend with respect to our common stock. This registration statement provides for the resale of the common stock. Most of this common stock is subject to limitations on transfer until May 2000. The resale limitations will be lifted prior to May 2000 as follows:

          o if the average closing bid price for our stock price is at least $3.43 for 10 consecutive trading days, 25% of the common stock may be sold;

          o if the average closing bid price for our stock price is at least $4.29 for 10 consecutive trading days, an additional 25% of the common stock may be sold;

          o if the average closing bid price for our stock price is at least $5.36 for 10 consecutive trading days, an additional 25% of the common stock may be sold; and

          o if the average closing bid price for our stock price is at least $6.71 for 10 consecutive trading days, all remaining shares will may be sold.

         As of the date of this prospectus, our stock price has been above $3.42 for 10 consecutive trading days, so a portion of the shares have been released form this transfer restriction.

         Each share of preferred stock has a liquidation preference equal to its purchase price, plus accrued and unpaid dividends. Dividends are cumulative from May 14, 1999, and are payable semi-annually, in arrears, on April 30 and October 31 of each year, commencing October 31, 1999. Dividends are payable in cash or shares of common stock, at the our election. The preferred stock is redeemable at our option at any time after the closing bid price for our common stock on the NASDAQ Stock Market has equaled or exceeded $6.00 for 10 consecutive trading days. The redemption price is $17.50 per share plus accrued but unpaid dividends to the date of repurchase.

         We sold the preferred stock directly to the investors. Among the investors was Special Situations Fund III, L.P., our largest stockholder, and Special Situations Cayman Fund, L.P. and Special Situations Technology Fund, L.P., each of whom is affiliated with Special Situations Fund III, L.P. Other than through their position as a significant stockholder of Netrix, we have no relationship with Special Situations Fund III, L.P. and its affiliates, and we have no material relationship with any other purchaser of the preferred stock.

         In connection with the private placement, we received net proceeds of approximately $4.0 million. We are using these proceeds to fund operations, severance and other restructuring activities, and marketing and sales initiatives.

          In connection with the offering of the preferred stock, we paid compensation to an entity that introduced investors to us. The compensation was $88,000 in cash and warrants to purchase 32,000 shares of common stock at $2.75 per share, subject to customary anti-dilution protections. The SEC has informed us that they believe that in performing its services to us, this entity may have acted as an unregistered broker-dealer in violation of the Securities Exchange Act of 1934. See "Risk Factors - The Securities and Exchange Commission has indicated that it believes one of the finders in our recent private placement may be acting as an unregistered broker-dealer in violation of the Securities Exchange Act of 1934."

         In April 1999, in connection with obtaining an amendment and waiver of the minimum tangible net worth covenant contained in our credit agreement, we issued to Coast Business Credit, a division of Southern Pacific Bank, warrants to acquire 50,000 shares of common stock. The warrants are exercisable at $2.00 per share, and are exercisable until June 2004. Other than in its capacity as our primary lender, we have no relationship with Coast Business Credit.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 29,000,000 shares of common stock, $.05 par value per share, of which 11,976,821 shares are outstanding, fully paid and non-assessable prior to this offering, and 1,000,000 shares of preferred stock, par value $.05 per share, 225,449 of which are outstanding prior to this offering. An additional 4,825,000 shares of common stock are reserved under our stock option plans, and there are currently 3,068,149 options outstanding. In addition, since December 31, 1998, we have issued warrants to acquire an aggregate of 349,498 shares of common stock .

PREFERRED STOCK

         Our board of directors is authorized, without further action by the stockholders, to issue one million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock they issue, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences and the number of shares constituting and the designation of any series. A majority of the common stock covered by this prospectus is issuable by us upon conversion of our Series A 8% convertible preferred stock. We issued this stock in May 1999, and its terms are described above under the caption "Sale of the preferred stock and warrants" in the section of this prospectus titled "Selling Stockholders."

         The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of common stock. Also, we issue preferred stock as a method of discouraging, delaying or preventing a change in control of Netrix.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record in the election of directors and with respect to all other matters to be voted on by stockholders. Holders of shares of common stock do not have cumulative voting rights. Therefore, the holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of Netrix, the holders of common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our common stock does not provide to the holders any conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All of the shares of common stock currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

WARRANTS

         There are currently outstanding approximately 349,498 warrants to purchase common stock. Each warrant entitles the registered holder to purchase one share of our common stock, $.05 par value, at exercise prices ranging from $2.00 to $10.00 per share, exercisable at various times until June 30, 2004.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, whose address is 40 Wall Street, New York, New York, 10005, telephone number 212-936-5100.

                              PLAN OF DISTRIBUTION

         The common stock may be offered and sold from time to time by one or more of the selling security holders, or by pledgees, donees, transferees or other successors in interest. No selling security holder is required to offer or sell any of his common stock. The selling security holders anticipate that, if and when offered and sold, the common stock will be offered and sold in transactions effected on the Nasdaq Stock Market at then prevailing market prices. These transactions could include block transactions. The selling security holders reserve the right, however, to offer and sell the common stock on any other national securities exchange on which the common stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. All offers and sales made on the Nasdaq Stock Market or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the common stock. All proceeds from the sale of the common stock will be paid directly to the selling security holders and will not be deposited in an escrow, trust or other similar arrangement. We will not receive any of the proceeds from the sales of the common stock by the selling security holders. However, we will receive proceeds from the exercise of the warrants by the selling security holders. No discounts, commissions or other compensation will be allowed or paid by the selling security holders or by us in connection with the offer and sale of the common stock except that usual and customary brokers' commissions may be paid by the selling security holders.

         The selling broker may act as agent or may acquire shares of common stock or interests in common stock as principal or pledgee and may, from time to time, effect distributions of shares of common stock or interests. If a dealer is utilized in the sale of common stock in respect of which the prospectus is delivered, the selling security holders will sell common stock to the dealer as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

         We and the selling security holders have agreed to indemnify each other with respect to any liability that results from:

          o any untrue statement or alleged untrue statement contained in this prospectus; or

          o any material omission or alleged omission from the registration statement or this prospectus to the extent the untrue statement or omission was included in the registration statement or this prospectus in reliance upon information furnished by the indemnifying party.

         We will pay the legal, accounting and other fees and expenses related to the offer and sale of the common stock contemplated by this prospectus, excluding commissions charged by any broker or dealer acting on behalf of a selling security holder. The fees and expenses we will pay are estimated to be $10,000.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for Netrix by Kelley Drye & Warren LLP.


                                     EXPERTS

         The Audited Consolidated Financial Statements and Schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by the independent public accountant firm of Arthur Andersen LLP. These reports are included in this prospectus in reliance upon Arthur Andersen LLP's accounting and auditing authority and expertise in relation to the provision of these reports.

NO DEALER, SALES  PERSON OR OTHER PERSON HAS
BEEN AUTHORIZED TO  GIVE ANY  INFORMATION OR
TO MAKE ANY REPRESENTATION  NOT CONTAINED IN
THIS PROSPECTUS, AND, IF GIVEN OR MADE, THAT
INFORMATION  OR REPRESENTATION  MUST  NOT BE
RELIED  UPON  AS  HAVING BEEN  AUTHORIZED BY
NETRIX  CORPORATION.  THIS  PROSPECTUS  DOES            NETRIX CORPORATION
NOT  CONSTITUTE   AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF  AN OFFER TO BUY ANY OF THE
SECURITIES IN ANY JURISDICTION TO ANY PERSON                 1,413,660
TO  WHOM  IT  IS  UNLAWFUL TO MAKE AN OFFER.                 Shares of
NEITHER  THE DELIVERY OF THIS PROSPECTUS NOR                Common Stock
ANY  SALE  MADE PURSUANT TO THIS  PROSPECTUS
SHALL, UNDER  ANY  CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN
THE  AFFAIRS OF NETRIX CORPORATION SINCE THE
DATE  OF  THIS   PROSPECTUS   OR   THAT  THE
INFORMATION CONTAINED IN THIS PROSPECTUS  IS
CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

         _____________                                     _____________


                                                            PROSPECTUS

                                                           _____________
                     TABLE OF CONTENTS

                                               PAGE

Netrix Corporation................................2
Risk Factors......................................2
Where You Can Find More Information...............7
Special Note Regarding Forward Looking
     Statements...................................8
Proposed Merger with
     OpenROUTE Networks, Inc. ....................9
Use of Proceeds...................................9
Selling Security Holders.........................10
Description of the Securities....................14
Plan of Distribution.............................15       November __, 1999
Legal Matters....................................16
Experts..........................................16

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses will be paid by Netrix Corporation.


          TYPE OR NATURE OF EXPENSE                    AMOUNT TO BE PAID

SEC registration fee......................                $1,247.74
Accounting fees and expenses..............                 5,000.00
Legal fees and expenses...................                 1,500.00
Miscellaneous.............................                 1,000.00
                                                          ---------
Total.....................................                $8,747.74
                                                          =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with that action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under
Section 145 who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, by reason of such fact as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of that action or suit, except that no indemnification shall be made in respect of the an action or suit if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that he is fairly and reasonably entitled to indemnity for those expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of such fact as provided in the preceding two sentences against expenses (including attorneys' fees) actually and reasonably incurred by him in connection the indemnified claim. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition to repay the amount advances if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by them in their capacity as an officer or director, or arising out of their status as an officer or director, whether or not the corporation would have the power to indemnify directors and officers against that liability. We have acquired officers' and directors' liability insurance of $1 million for members of our Board of Directors and executive officers.

         At present, there is no pending litigation or other proceeding involving any of our directors or officers for which indemnification is being sought, and we are not aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Article Eighth of our certificate of incorporation provides that we will indemnify all persons we are permitted to indemnify under the Delaware General Corporation Law, and that this indemnification will be to the fullest extent permitted the Delaware General Corporation Law.

ITEM 16.  EXHIBITS

         The exhibits listed below have been filed as part of this registration statement.

         4.1* Amended and restated certificate of incorporation (incorporated into this registration statement by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
         4.2* Amended and restated by-laws of Netrix (incorporated into this registration statement by reference to Exhibit 3.2 of the 1992 S-1).
         4.3*  Specimen   certificate   of  common   stock  of  the   registrant
               (incorporated into this registration statement by reference to Exhibit 4.2 to the 1992 S-1).
         4.4* Certificate of designations for the form of Series A 8% convertible preferred stock.
         4.5* Supplemental certificate of designations for the form of Series A 8% convertible preferred stock (incorporated by reference to Exhibit 4.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.6* Form of Warrant issued to Renwick Securities, Inc. (incorporated by reference to Exhibit 10.3 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.7* Form of Warrant issued to Coast Business Credit (incorporated by reference to Exhibit 10.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.8** Amendment to Certificate of Incorporation dated August 26, 1999. 4.9* Form of Warrant issued to Kaufman Bros. L.P. (incorporated by reference to Exhibit 4.6 to Netrix's quarterly report on Form 10-Q filed November 15, 1999, (Commission file no. 0-50464)).
         5.1** Opinion on Legality.
         10.1* Agreement and Plan of Merger between Netrix Corporation and
               OpenROUTE Networks, Inc. dated September 30, 1999 (incorporated by reference to Exhibit 2.1 to Netrix's current report on Form 8-K filed on October 14, 1999, Commission file no. 0-50464).
         10.2* Amendment to Agreement and Plan of Merger between Netrix
               Corporation and OpenROUTE Networks, Inc. dated November 9, 1999 (incorporated by reference to Exhibit 10.4 to Netrix's quarterly report on Form 10-Q filed on November 15, 1999, Commission file No. 0-50464).

         23.1  Consent of Arthur Andersen LLP.
         23.2**Consent of Kelley Drye & Warren LLP (contained in Exhibit
               5.1).
         24**  Power of Attorney (included within signature page).

         --------------------------------
          *  Incorporated by reference.
         **  Filed previously


ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933.

               (ii) To include in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          B. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

          D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, Netrix Corporation hereby undertakes to file with the Securities and Exchange

               Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, Netrix Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Herndon, State of Virginia, on November 16, 1999.

                                  NETRIX CORPORATION

                                  By: /s/ Steven T. Francesco
                                     --------------------------------
                                      Steven T. Francesco
                                      Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                   TITLE                              DATE

                                                  Chief Executive Officer and
                                              Chairman of the Board of Directors          November 16, 1999
--------------------------------------            Principal Executive Officer)
Steven T. Francesco


                                                President, Chief Operating Officer        November 16, 1999
--------------------------------------                     and Director
Lynn C. Chapman


                                           Vice President-Finance and Administration      November 16, 1999
--------------------------------------            and Chief Financial Officer
Peter J. Kendrick                          (Principal Financial and Accounting Officer)


                                                                Director                  November 16, 1999
-------------------------------------------
Gregory McNulty


                                                                Director                  November 16, 1999
-------------------------------------------
John M. Faccibene



                                                                Director                  November 16, 1999
-------------------------------------------
Richard Yalen


                                                                Director                  November 16, 1999
-------------------------------------------
Douglas J. Mello

     ITEM 27. EXHIBITS

                  (a) The exhibits listed below have been filed as part of this registration statement.

      EXHIBIT NO.                   DESCRIPTION


         The exhibits listed below have been filed as part of this registration statement.

         4.1* Amended and restated certificate of incorporation (incorporated into this registration statement by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
         4.2* Amended and restated by-laws of Netrix (incorporated into this registration statement by reference to Exhibit 3.2 of the 1992 S-1).
         4.3*  Specimen   certificate   of  common   stock  of  the   registrant
               (incorporated into this registration statement by reference to Exhibit 4.2 to the 1992 S-1).
         4.4* Certificate of designations for the form of Series A 8% convertible preferred stock.
         4.5* Supplemental certificate of designations for the form of Series A 8% convertible preferred stock (incorporated by reference to Exhibit 4.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.6* Form of Warrant issued to Renwick Securities, Inc. (incorporated by reference to Exhibit 10.3 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.7* Form of Warrant issued to Coast Business Credit (incorporated by reference to Exhibit 10.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
         4.8** Amendment to Certificate of Incorporation dated August 26, 1999. 4.9* Form of Warrant issued to Kaufman Bros. L.P. (incorporated by reference to Exhibit 4.6 to Netrix's quarterly report on Form 10-Q filed November 15, 1999, (Commission file no. 0-50464)).
         5.1** Opinion on Legality.
         10.1* Agreement and Plan of Merger between Netrix Corporation and
               OpenROUTE Networks, Inc. dated September 30, 1999 (incorporated by reference to Exhibit 2.1 to Netrix's current report on Form 8-K filed on October 14, 1999, Commission file no. 0-50464).
         10.2* Amendment to Agreement and Plan of Merger between Netrix
               Corporation and OpenROUTE Networks, Inc. dated November 9, 1999 (incorporated by reference to Exhibit 10.4 to Netrix's quarterly report on Form 10-Q filed on November 15, 1999, Commission file No. 0-50464).
         23.1  Consent of Arthur Andersen LLP.
         23.2**Consent of Kelley Drye & Warren LLP (contained in Exhibit
               5.1).
         24**  Power of Attorney (included within signature page).

     ---------------
          *Incorporated by reference
         **Filed previously

                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 14, 1999 included (or incorporated by reference) in Netrix Corporation's Form 10-K/A for the year ended December 31, 1998 and to all references to our firm included in this registration statement.



                                           /S/ ARTHUR ANDERSEN LLP



Vienna, VA
November 16, 1999

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, Netrix Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Herndon, State of Virginia, on November 16, 1999.

                                  NETRIX CORPORATION

                                  By:/s/ Steven T. Francesco
                                     ------------------------------------
                                      Steven T. Francesco
                                      Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                   TITLE                              DATE

                                                  Chief Executive Officer and
/s/ Steven T. Francesco                       Chairman of the Board of Directors          November 16, 1999
--------------------------------------            Principal Executive Officer)
Steven T. Francesco


/s/ Lynn C. Chapman                             President, Chief Operating Officer        November 16, 1999
--------------------------------------                     and Director
Lynn C. Chapman


/s/ Peter J. Kendrick                      Vice President-Finance and Administration      November 16, 1999
--------------------------------------            and Chief Financial Officer
Peter J. Kendrick                          (Principal Financial and Accounting Officer)


/s/ Gregory McNulty                                             Director                  November 16, 1999
--------------------------------------
Gregory McNulty


/s/ John M. Faccibene*                                          Director                  November 16, 1999
--------------------------------------
John M. Faccibene


/s/ Richard Yalen*                                              Director                  November 16, 1999
--------------------------------------
Richard Yalen


/s/ Douglas J. Mello*                                            Director                  November 16, 1999
--------------------------------------
Douglas J. Mello


*By Steven T. Francesco, attorney-in-fact.